UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2016

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2016, Agree Realty Corporation (the “Company”), through its subsidiary, AGREE DEVELOPMENT, LLC, a Delaware limited liability company (“ADC”), completed the acquisition of 11 retail properties net leased to 11 tenants located in California, Florida, Texas, Colorado and Washington (collectively, the “Portfolio”) from ALBERTSONS COMPANIES, LLC; SAFEWAY INC., a Delaware corporation; NEW ALBERTSON’S INC., an Ohio corporation; ABS RM INVESTOR, LLC, a Delaware limited liability company; ALBERTSON’S LLC, a Delaware limited liability company; ABS TX OWNER LP, a Texas limited partnership; ABS FLA INVESTOR LLC, a Delaware limited liability company; ABS CA-O LLC, a Delaware limited liability company; and EXTREME LLC, a Delaware limited liability company (collectively, the “Sellers”) for a total purchase price of $79,500,000.00.

The acquisition was effected pursuant to the Purchase and Sale Agreement and First Amendment to the Purchase and Sale Agreement, dated as of May 3, 2016 and May 24, 2016, respectively, by and among ADC and Sellers.

The Company's press release, dated June 1, 2016, announcing the acquisition of the Portfolio, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated June 1, 2016, regarding the portfolio acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Matthew M. Partridge
	Name:	Matthew M. Partridge
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: June 1, 2016